UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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J. Alexander’s Holdings, Inc.

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1. VOTING INSTRUCTION J. FORM ALEXANDER’S FOR THE ANNUAL HOLDINGS, MEETING INC. OF SHAREHOLDERS TO BE HELD ON JUNE 20, 2019 THIS THE MANNER VOTING DIRECTED INSTRUCTION HEREON FORM, AND, WHEN IF NO PROPERLY CHOICE IS EXECUTED, INDICATED, WILL WILL BE BE VOTED VOTED IN IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. recommendation The Board of Directors for Proposal recommends 4. a vote “FOR” proposals 1, 2 and 3; and does not have a1. Election of Class I Directors Nominees: 02) 01) Ronald Timothy B. T. Maggard, Janszen Sr. 2. Ratification of the appointment of KPMG LLP as the registered independent public accounting firm 2. for fiscal year 2019. 3. Approval of the J. Alexander’s Holdings, Inc. Amended and Restated 2015 Equity Incentive Plan. 3. The Board of Directors does not have a recommendation for voting on the following proposal: 4. A shareholder proposal contained in the Proxy Statement regarding majority voting in uncontested --- 4. director elections, if properly presented by the shareholder proponent at the Annual Meeting. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting. The following materials are available at www.proxyvote.com Notice and Proxy Statement Shareholder Letter Annual Report OR ENTER WWW.PROXYVOTE. YOUR VOTING COM INSTRUCTIONS UP UNTIL 11:59 AT PM 1-800-454-8683 EASTERN TIME MGTW THE DAY BEFORE THE CUT-OFF OR MEETING DATE. - P25181 White Voting Instruction Form - PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE: ! E80835 J. ALEXANDER’S HOLDINGS, INC. 6/20/19 FOR ALL NOMINEES WITHHOLD ALL NOMINEES WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NUMBER(S) OF NOMINEE(S) BELOW. PLEASE INDICATE YOUR PROPOSAL SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE NUMBERED BOX WITH BLUE OR BLACK INK ONLY SEE VOTING INSTRUCTIONS NO. 3 ON REVERSE A/C: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN PLACE “X” HERE IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES AT THE MEETING SIGNATURE(S) DATE